Exhibit 10.1

Note Purchase Agreement

This Note Purchase Agreement (this “Agreement”), dated as of August 28, 2026, is entered into by and between Intrusion Inc., a Delaware corporation (“Company”), and Streeterville Capital, LLC, a Utah limited liability company, its permitted successors and/or assigns (“Investor”).

A.Company and Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B.Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, a Secured Promissory Note, in the form attached hereto as Exhibit A, in the original principal amount of $1,615,000.00 (the “Note”).

C.This Agreement, the Note, the Security Agreement (as defined below), the IP Security Agreement (as defined below), the Guaranty (as defined below), and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Note.

1.1. Purchase of Note. Company hereby agrees to issue and sell to Investor and Investor hereby agrees to purchase from Company the Note. In consideration thereof, Investor agrees to pay the Purchase Price (as defined below) to Company.

1.2. Form of Payment. On the Closing Date (as defined below), Investor shall pay the Purchase Price to Company via wire transfer of immediately available funds against delivery of the Note.

1.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 4 and Section 6 below, the date of the issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be August 28, 2026, or such other mutually agreed upon date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange of electronic signatures but shall be deemed for all purposes to have occurred at the offices of Capital Law Partners PLLC in Lehi, Utah.

1.4. Original Issue Discount; Transaction Expense Amount. The Note carries an original issue discount of $105,000.00 (the “OID”). In addition, Company agrees to pay $10,000.00 to Investor to cover Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Note (the “Transaction Expense Amount”). The OID and the Transaction Expense Amount are both included in the initial principal balance of the Note. The “Purchase Price,” therefore, shall be $1,500,000.00, computed as follows: $1,615,000.00 initial principal balance, less the OID, less the Transaction Expense Amount.

1.5. Security Agreement. Company’s obligations under the Note and the other Transaction Documents will be secured by all of Company’s assets as further described in that certain Security Agreement attached hereto as Exhibit B (the “Security Agreement”).

1.6. IP Security Agreement. Company’s obligations under the Note and other Transaction Documents will be secured by all of Company’s intellectual property as further described in that certain Intellectual Property Security Agreement in substantially the form attached hereto as Exhibit C (the “IP Security Agreement”).

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1.7. Guaranty. Company’s obligations under the Note and the other Transaction Documents will be guaranteed by OW Cyber, LLC, an Arizona limited liability company (“OW Cyber”), pursuant to that certain Guaranty in substantially the form attached hereto as Exhibit D (the “Guaranty”).

2. Investor’s Representations and Warranties.

2.1. Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Utah and has the requisite limited liability company power to own its properties and to carry on its business as now being conducted.

2.2. Investor is duly qualified as a foreign entity to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a materially adverse effect on the Investor.

2.3. Each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Investor and all necessary actions related thereto have been taken.

2.4. Each of the Transaction Documents has been duly executed and delivered by Investor and constitute the valid and binding obligations of Investor enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity.

2.5. The execution and delivery of the Transaction Documents by Company and the consummation by Investor of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Investor of any of the terms or provisions of, or constitute a default under (a) Investor’s organizational or operative documents, each as currently in effect, or (b) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Investor or any of Investor’s properties or assets, that would have a material adverse effect on Company.

2.6. No further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the members or any lender of Investor is required to be obtained by Investor for the issuance of the Note to Investor or the entering into of the Transaction Documents the absence of which would have a material adverse effect on Company.

2.7. There is no action, suit, proceeding, inquiry or, to the knowledge of the Investor, investigation, before or by any court, public board or body pending or, to the knowledge of Investor, threatened against or affecting Investor before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Investor or which would adversely affect the validity or enforceability of, or the authority or ability of Investor to perform its obligations under, any of the Transaction Documents.

2.8. With respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Investor to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Investor Broker Fees”), any such Investor Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer. Company shall have no obligation with respect to any Investor Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section 2.8 that may be due in connection with the transactions contemplated hereby.

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2.9. Neither Company nor any of its officers, directors, members, managers, employees, agents or representatives has made any representations or warranties to Investor or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Investor is not relying on any representation, warranty, covenant or promise of Company or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents.

2.10. Investor understands and agrees that the consummation of this Agreement including the delivery of the Note to Investor as contemplated hereby constitutes the offer and sale of securities under the 1933 Act and applicable state statutes and that the Note is being acquired for Investor’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act. Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Ac. Investor understands that the Note is being offered and sold to Investor in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Note. Investor and its advisors, if any, have been furnished with all publicly available materials relating to the Company and its business, finances and operations of the Company and other materials relating to the offer and sale of the Note which have been requested by Investor or its advisors, if any. Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Investor understands that its investment in the Note involves a significant degree of risk. At no time was Investor presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Investor is not purchasing the Note acquired by Investor hereunder as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the 1933 Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Note acquired by Investor hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement. Investor is acquiring the Note for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Note. Further, Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Note. Investor understands that (i) the sale or re-sale of the Note has not been registered under the 1933 Act or any applicable state securities laws. Investor acknowledges and agrees that none of the Company or any other person is under any obligation to register the Note under the 1933 Act or any state securities laws. Investor understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Note or the suitability of the investment in the Note nor have such authorities passed upon or endorsed the merits of the Transactions set forth herein.

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3. Company’s Representations and Warranties. Company represents and warrants to Investor that as of the Closing Date: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Company has registered its shares of common stock, $0.01 par value per share (the “Common Shares”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; (v) each of the Transaction Documents has been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms; (vi) the execution and delivery of the Transaction Documents by Company and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s incorporation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Note to Investor or the entering into of the Transaction Documents; (viii) none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Company or which would adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, any of the Transaction Documents; (xi) Company has not consummated any financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act; (xii) Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xiii) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xiv) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing Broker Fees; (xv) neither Investor nor any of its officers, directors, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xvi) Company acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 9.2 below, shall be applicable to the Transaction Documents and the transactions contemplated therein; (xvii) Company acknowledges that Investor is not registered as a ‘dealer’ under the 1934 Act; and (xviii) Company has performed due diligence and background research on Investor and its affiliates and has received and reviewed the due diligence packet provided by Investor. Company, being aware of the matters and legal issues described in subsections (xvii) and (xviii) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information or legal theory as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify, reduce, rescind or void such obligations.

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4. Company Covenants. Until all of Company’s obligations under all of the Transaction Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company will at all times comply with the following covenants: (i) so long as Investor beneficially owns the Note and for at least twenty (20) Trading Days (as defined in the Note) thereafter, Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) Company will ensure that the Common Shares are be listed or quoted for trading on NYSE, NYSE American, or Nasdaq; (iii) Company will ensure that trading in the Common Shares will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s principal trading market; (iv) Company will not make any Restricted Issuance (as defined below) without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion; and (v) Company will not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits Company: (a) from entering into a variable rate transaction with Investor or any affiliate of Investor, or (b) from issuing Common Shares, preferred stock, warrants, convertible notes, other debt securities, or any other Company securities to Investor or any affiliate of Investor.

For purposes hereof, the term “Restricted Issuance” means the issuance, incurrence or guaranty of any debt obligations (including any merchant cash advance, account receivable factoring or other similar agreement) other than trade payables in the ordinary course of business, or the issuance of any securities that: (1) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Common Shares, (2) are or may become convertible into Common Shares (including without limitation convertible debt, warrants or convertible preferred shares), with a conversion price that varies with the market price of the Common Shares, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition; (3) have a fixed conversion price, exercise price or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security (A) due to a change in the market price of Company’s Common Shares since the date of the initial issuance, or (B) upon the occurrence of specified or contingent events directly or indirectly related to the business of Company (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction); or (4) are issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange. For the avoidance of doubt, none of the following will be considered Restricted Issuances: (i) current or future ATM facilities; and (ii) primary offerings of Common Shares or warrants without variable price mechanics or any anti-dilution, “alternate cash exercise” or other similar mechanics or provisions that would allow for the reduction of the exercise price of the warrants or increase the number of shares exercisable under the warrants.

5. Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Note to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

5.1. Investor shall have executed the applicable Transaction Documents and delivered the same to Company.

5.2. Investor shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

6. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Note at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

6.1. Company shall have executed this Agreement, the Note, the Security Agreement, and the IP Security Agreement, and delivered the same to Investor.

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6.2. Company shall have delivered to Investor a fully executed Officer’s Certificate substantially in the form attached hereto as Exhibit E evidencing Company’s approval of the Transaction Documents.

6.3. OW Cyber shall have executed the Guaranty and delivered the same to Investor.

6.4. Company shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Company herein or therein.

6.5. Investor shall have filed a UCC-1 financing statement with respect to the assets set forth in the Security Agreement and made a filing with the USPTO with respect to the intellectual property set forth in the IP Security Agreement and received a first-position security interest in all of Company’s assets.

7. Most Favored Nation. So long as the Note is outstanding, upon any issuance by Company of any debt security with any economic term or condition more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Investor in the Transaction Documents, then Company shall notify Investor of such additional or more favorable economic term and such term, at Investor’s option, shall become a part of the Transaction Documents for the benefit of Investor. Additionally, if Company fails to notify Investor of any such additional or more favorable term, but Investor becomes aware that Company has granted such a term to any third party, Investor may notify Company of such additional or more favorable term and such term shall become a part of the Transaction Documents retroactive to the date on which such term was granted to the applicable third party. The types of economic terms contained in another debt security that may be more favorable to the holder of such security include, but are not limited to, terms addressing convertibility, conversion discounts, conversion lookback periods, interest rates, original issue discounts, conversion prices, warrant coverage, warrant exercise prices, and anti-dilution/conversion and exercise price resets.

8. Participation Right. Beginning on the Closing Date and ending on the date that the Note has been paid in full, Company hereby grants to Investor a participation right, whereby Investor shall have the right to participate at Investor’s discretion in up to ten percent (10%) of the amount sold in any debt or equity financing (the “Participation Right”). Within two (2) Trading Days following the consummation of a financing, Company will provide Investor with written notice of the consummation of such financing, along with copies of the transaction documents. Investor will then have up to five (5) Trading Days to elect to purchase up to ten percent (10%) of the amount of debt or equity securities issued in such transaction on the most favorable terms and conditions offered to any other purchaser of the same securities. The parties agree that in the event Company breaches its obligations with respect to the Participation Right, Investor’s sole and exclusive remedy shall be to receive, as liquidated damages, an amount equal to twenty percent (20%) of the amount Investor would have been entitled to invest under the Participation Right. For the avoidance of doubt, Company’s breach of its obligations with respect to the Participation Right will not be considered a Trigger Event (as defined in the Note) under the Note.

9. Miscellaneous. The provisions set forth in this Section 9 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 9 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

9.1. Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit F) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to the arbitration provisions set forth in Exhibit F attached hereto (the “Arbitration Provisions”). For the avoidance of doubt, the parties agree that the injunction described in Section 9.3 below may be pursued in an arbitration that is separate and apart from any other arbitration regarding all other Claims arising under the Transaction Documents. The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, each party represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Each party acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of the other party regarding the Arbitration Provisions.

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9.2. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action outside of any state or federal court sitting in Salt Lake County, Utah, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Finally, Company covenants and agrees to name Investor as a party in interest in, and provide written notice to Investor in accordance with Section 9.9 below prior to bringing or filing any action (including without limitation any filing or action against any person or entity that is not a party to this Agreement) that is related in any way to the Transaction Documents or any transaction contemplated herein or therein, and further agrees to timely name Investor as a party to any such action. Company acknowledges that the governing law and venue provisions set forth in this Section 9.2 are material terms to induce Investor to enter into the Transaction Documents and that but for Company’s agreements set forth in this Section 9.2 Investor would not have entered into the Transaction Documents.

9.3. Specific Performance. Company acknowledges and agrees that Investor may suffer irreparable harm if Company fails to perform any material provision of this Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that Investor shall be entitled to one or more injunctions to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which Investor may be entitled under the Transaction Documents, at law or in equity. Company specifically agrees that: (i) following an Event of Default (as defined in the Note) under the Note, Investor shall have the right to seek and receive injunctive relief from a court or an arbitrator prohibiting Company from issuing any of its Common Shares or preferred stock to any party unless fifty percent (50%) of the gross proceeds received by Company in connection with such issuance are simultaneously used by Company to make a payment under the Note; (ii) following a breach of Section 4(v) above, Investor shall have the right to seek and receive injunctive relief from a court or arbitrator invalidating such lock-up; and (iii) if Company enters into a definitive agreement that contemplates a Fundamental Transaction (as defined in the Note), unless such agreement contains a closing condition that the Note is repaid in full upon consummation of the transaction or Investor has provided its written consent in writing to such Fundamental Transaction, Investor shall have the right to seek and receive injunctive relief from a court or arbitrator preventing the consummation of such transaction. Company specifically acknowledges that Investor’s right to obtain specific performance constitutes bargained for leverage and that the loss of such leverage would result in irreparable harm to Investor. For the avoidance of doubt, in the event Investor seeks to obtain an injunction from a court or an arbitrator against Company or specific performance of any provision of any Transaction Document, such action shall not be a waiver of any right of Investor under any Transaction Document, at law, or in equity, including without limitation its rights to arbitrate any Claim pursuant to the terms of the Transaction Documents, nor shall Investor’s pursuit of an injunction prevent Investor, under the doctrines of claim preclusion, issues preclusion, res judicata or other similar legal doctrines, from pursuing other Claims in the future in a separate arbitration.

9.4. Counterparts. Each Transaction Document may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic signature (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.5. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

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9.6. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

9.7. Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

9.8. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

9.9. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by e-mail to an executive officer named below or such officer’s successor, (ii) the earlier of the date delivered or the third business day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third business day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

Intrusion Inc.

Attn: Anthony Scott

101 East Park Blvd, Suite 1200

Plano, Texas 75074

E-mail: Tony.Scott@intrusion.com

If to Investor:

Streeterville Capital, LLC

Attn: John Fife

297 Auto Mall Drive, Suite #4

St. George, Utah 84770

E-mail: jfife@chicagoventure.com

With a copy to (which copy shall not constitute notice):

Capital Law Partners PLLC

Attn: Jonathan Hansen

1873 W. Traverse Pkwy.

Suite E #610

Lehi, Utah 84048

Email: jhansen@hbaalaw.com

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9.10. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its affiliates, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of Investor.

9.11. Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

9.12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.13. Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that a party may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as such party may deem expedient.

9.14. Attorneys’ Fees and Cost of Collection. In the event any suit, action or arbitration is filed by either party against the other to interpret or enforce any of the Transaction Documents, the unsuccessful party to such action agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees incurred therein, including the same with respect to an appeal. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the judge or arbitrator shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note, or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Note; then Company shall pay the reasonable costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees, expenses, deposition costs, and disbursements.

9.15. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

9.16. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

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9.17. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

9.18. Voluntary Agreement. Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written

INVESTOR:

Streeterville Capital, LLC

By:	/s/ John Fife
John Fife, President

COMPANY:

Intrusion Inc.

By:	/s/ Anthony Scott
Anthony Scott, Chief Executive Officer

ATTACHED EXHIBITS:

Exhibit A	Note

Exhibit B	Security Agreement

Exhibit C	IP Security Agreement

Exhibit D	Guaranty

Exhibit E	Officer’s Certificate

Exhibit F	Arbitration Provisions

[Signature Page to Note Purchase Agreement]

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